As filed with the Securities and Exchange Commission on June 1, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

Pennsylvania	23-6216339
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 South Broad Street Philadelphia, Pennsylvania	19102
(Address of principal executive offices)	(Zip Code)

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
EMPLOYEE SHARE PURCHASE PLAN
(Full title of the plan)

Lisa M. Most
Senior Vice President, Secretary and General Counsel
Pennsylvania Real Estate Investment Trust
200 South Broad Street
Philadelphia, Pennsylvania 19102
(Name and address of agent for service)
(215) 875-0700
(Telephone number, including area code, of agent for service)

Copies to:
Robert C. Juelke
Drinker Biddle & Reath LLP
One Logan Square
18th and Cherry Streets
Philadelphia, PA 19103
(215) 988-2700
 ___________________________________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)		Emerging Growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(2)
Common Shares of Beneficial Interest, par value $1.00 per share, under the Pennsylvania Real Estate Investment Trust Employee Share Purchase Plan	350,000	$10.42	$3,647,000	$454.05

(1)
The number of shares of beneficial interest, par value $1.00 per share (“Shares”), in Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the “Registrant”), stated above consists of additional Shares reserved under the Pennsylvania Real Estate Investment Trust Employee Share Purchase Plan (the “ESPP”). In the event of a share split, share dividend or similar transaction involving the registrant’s shares, in order to prevent dilution, the number of shares registered automatically shall be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2)
Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low reported sale prices for the registrant’s common shares as reported by the New York Stock Exchange on May 25, 2018, which date was within five business days of the date of this filing.

EXPLANATORY NOTE UNDER GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, and consists only of those items required by General Instruction E. This Registration Statement is being filed for the purpose of registering an additional 350,000 shares of beneficial interest, $1.00 par value (the “Shares”), of Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the “Company” or the “Registrant”) that may be offered pursuant to the Pennsylvania Real Estate Investment Trust Employee Share Purchase Plan (the “ESPP”).

The contents of the Registrant’s previously filed Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 20, 2010 (Registration No. 333-169487) is hereby incorporated herein by reference to the extent not otherwise amended or superseded by the contents hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS

A list of the exhibits required to be filed as a part of this Registration Statement on Form S-8 is set forth in the Exhibit Index, which follows, and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Pennsylvania Real Estate Investment Employee Share Purchase Plan, filed as Exhibit 10.2 to PREIT’s Current Report filed on Form 8-K on June 1, 2018, is incorporated by reference herein.

5.1*	Opinion of Drinker Biddle & Reath LLP.

23.1*	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP, independent registered public accounting firm.

23.3*	Consent of Ernst and Young LLP independent auditors.

24.1*	Power of Attorney (included on the signature page to this registration statement on Form S-8).

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on June 1, 2018.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:	/s/ Lisa M. Most
Lisa M. Most
Senior Vice President, General Counsel & Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Joseph F. Coradino, Robert F. McCadden and Lisa M. Most, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act of 1933, as amended, and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ Joseph F. Coradino	Chairman, Chief Executive Officer (principal executive officer) and Trustee	May 31, 2018
Joseph F. Coradino

/s/ Robert F. McCadden	Executive Vice President and Chief Financial Officer (principal financial officer)	May 31, 2018
Robert F. McCadden

/s/ Jonathen Bell	Senior Vice President—Chief Accounting Officer (principal accounting officer)	May 31, 2018
Jonathen Bell

/s/ George J. Alburger	Trustee	May 31, 2018
George J. Alburger

/s/ Michael J. DeMarco	Trustee	May 31, 2018
Michael J. De Marco

/s/ JoAnne A. Epps	Trustee	May 31, 2018
JoAnne A. Epps

/s/ Leonard I. Korman	Trustee	May 31, 2018
Leonard I. Korman

/s/ Mark E. Pasquerilla	Trustee	May 31, 2018
Mark E. Pasquerilla

/s/ Charles P. Pizzi	Trustee	May 31, 2018
Charles P. Pizzi

/s/ John J. Roberts	Trustee	May 31, 2018
John J. Roberts